Exhibit 99.1

Nocopi Technologies Appoints Jackie Goldman to the Board of Directors

Replaces the Retired Philip B. White

January 17, 2023, King of Prussia, PA – Nocopi Technologies, Inc. (OTC Pink: “NNUP”), a developer of specialty reactive inks, today announced that Jackie Goldman has been appointed to the company’s Board of Directors to replace Philip B. White, who resigned from the Board of Directors on January 11, 2023.

Ms. Goldman currently serves as the CEO and President of Puzzles Plus, Inc., which she founded over 33 years ago. Puzzles Plus, headquartered in Jacksonville, FL, designs and manufactures custom puzzles for museums, corporations, children’s products catalogs, resorts, national parks, and non-profit organizations. Puzzle Plus’s custom designed puzzles have garnered national attention from newspapers, magazines and television, with a wide range of customers including the White House Historical Society, The Metropolitan Museum in NYC, Los Angeles Museum of Art, NY Public Library, Dale Chihuly Art, Porsche Worldwide, and various universities.

“We are thrilled to welcome Jackie to the board. She brings a wealth of business knowledge in the commercial paper, paper-board, and commercial ink and dyes industry and she has gained great leadership experience serving in numerous consulting arrangements with commercial printers, museums and national daycare centers,” said Michael Feinstein, M.D., Chairman and President of Nocopi Technologies.

Prior to starting Puzzles Plus, Ms. Goldman was an International Trade banker in New York and Florida. She holds a bachelor’s degree in International Marketing from Bernard Baruch City College in New York City. Ms. Goldman is involved in her local community through volunteer support of United Way and JFCS.

Philip B. White served on the company’s Board of Directors since 2006. “We’d like to thank Phil for his service. He has loyally served on the board for many years, and we thank him for all his contributions.” said Dr. Feinstein.

A Form 8-K relating to these matters was filed with the Securities and Exchange Commission on January 17, 2023 and is available on the SEC’s website at www.sec.gov.

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About Nocopi Technologies (www.nocopi.com)

Nocopi develops and markets specialty reactive inks for unique, mess-free applications in the entertainment, toy and educational product markets. Nocopi also develops and markets document and product authentication technologies designed to combat fraudulent document reproduction, product counterfeiting and/or unauthorized product diversion. Nocopi derives revenue from technology licensing agreements as well as from the sale of its proprietary inks and other products to licensees and/or their licensed printers. Nocopi’s products and systems include trade secrets as well as patented technologies.

Safe Harbor for Forward-Looking Statements

This release may contain projections and other "forward-looking statements" relating to Nocopi’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and uncertainties that may cause actual results to differ materially from those anticipated. Forward-looking statements may address uncertainties regarding customer preferences or demand for products incorporating Nocopi technology that underlie the company’s revenue expectations, the company’s ability to develop new products and new product applications, the financial condition of customers and the timeliness of their payments, the impact of fluctuations in currencies, global trade and shipping markets, etc. Actual results could differ from those projected due to numerous factors and uncertainties, and Nocopi can give no assurance that such statements will prove to be correct nor that Nocopi’s actual results of operations, financial condition and performance will not differ materially from those reflected or implied by its forward-looking statements. Investors should refer to the risk factors outlined in Nocopi’s Form 10-K and other SEC reports available at www.sec.gov. Forward-looking statements are made as of the date of this news release; Nocopi assumes no obligation to update these statements.

Investor & Media Contacts

610-834-9600

ir@nocopi.com